UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2011

HSW International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

Six Concourse Parkway, Suite 1500, Atlanta, Georgia 30328
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(770) 821-6670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                      Change in Registrant’s Certifying Accountant

(a) Dismissal of previous independent registered public accounting firm.

On December 16, 2011, HSW International, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLC (“PwC”) as its independent registered public accounting firm.  The decision to change the Company's independent registered public accounting firm was approved by the Audit Committee of the Company’s Board of Directors.

The reports of PwC on the Company’s financial statements for each of the fiscal years ended December 31, 2010, and 2009, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2010, and 2009, and through December 16, 2011, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their reports on the financial statements for such years.

During the fiscal years ended December 31, 2010, and 2009, and through December 16, 2011, there have been no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S–K, except for the following matter.

As disclosed in Item 4 of the Company's quarterly reports on Form 10-Q for the periods ended June 30, 2011, and September 30, 2011, our CEO and CFO concluded that we did not maintain effective controls over the accounting for a nonmonetary change of interest ownership gain or loss. This control deficiency also resulted in the restatement of our condensed consolidated financial statements originally reported in our quarterly report on Form 10-Q for the period ended June 30, 2011. Accordingly, our CEO and CFO determined that this control deficiency constitutes a material weakness as of June 30, 2011, and September 30, 2011.

The Company provided PwC with a copy of the above disclosures prior to filing with the SEC and has requested that PwC furnish the Company with a letter addressed to the SEC stating whether or not PwC agrees with the above statements. A copy of such letter, dated December 16, 2011, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

 (b) Engagement of new independent registered public accounting firm.

On December 16, 2011, the Company engaged Cherry, Bekaert & Holland, L.L.P. as its new independent registered public accounting firm.

At the direction of the Audit Committee, the Company conducted a competitive process to determine the Company’s independent registered public accounting firm.  The Company invited several accounting firms to participate in this process.  As a result of this process and following careful deliberation, the Audit Committee of the Company’s Board of Directors approved the appointment of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent registered public accounting firm.

During each of the fiscal years ended December 31, 2010, and 2009, and  through December 16, 2011, neither the Company nor anyone on its behalf has consulted with Cherry, Bekaert & Holland, L.L.P. regarding (i) the application of accounting principles to a specific transaction, either completed or proposed; the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that the Company concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or, (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or any reportable event as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 5.02                    Departure of Directors or Certain Officers; Election of Directors;
                                     Appointment of Certain Officers; Compensatory Arrangements of Certain
                                     Officers.

On December 14, 2011, the Board of Directors established an Executive Committee for the Company consisting of Carrie B. Ferman, Eric Orme, and Bradley T. Zimmer.  Members of the Executive Committee report to the Board of Directors, and are charged with the growth and management of the Company.

Also on December 14, 2011, the Board of Directors appointed Carrie B. Ferman, 36, as the Chief Executive Officer of the Company.  Ms. Ferman’s employment will be governed by a Letter Agreement effective as of July 27, 2011, which Ms. Ferman entered into when she commenced employment with the Company as Executive Vice President of Corporate Strategy & Business Development.  Ms. Ferman’s initial base salary is $225,000 per year, and she is eligible for one-time bonuses ranging from $25,000 to $50,000 based upon the Company’s entering into specified sponsorship or partnering agreements.  Ms. Ferman will also receive a 2% commission, up to a total of $50,000, on revenue over $1 million the Company receives from advertising and sponsorship agreements Ms. Ferman completes.  Ms. Ferman will participate in the Company’s current Equity Incentive Plan, and, subject to Board approval, the Company will grant Ms. Ferman an option to purchase 1% of the outstanding common stock of the Company.  The Letter Agreement also contains non-compete and non-solicitation covenants.

If HSW International terminates Ms. Ferman’s employment without cause (as defined in the Letter Agreement) and Ms. Ferman executes a release acceptable to HSW International, Ms. Ferman will be entitled to amounts earned or vested as of her termination date, plus her base salary in effect as of her termination date and certain continuing medical benefits for a period of three months from the date of termination, plus one additional month for each year of her employment with the Company, up to a maximum of a combined total of 12 months.  A copy of the Letter Agreement will be filed with our next periodic report.

    Ms. Ferman has served as the Company’s Executive Vice President of Corporate Strategy & Business Development since July 2011.  Prior to that, Ms. Ferman held finance, strategy and operations positions within major U.S. media and entertainment companies including Time Warner, Inc. and The Walt Disney Company.  Most recently, she served as Vice President, Strategy for NBC Universal's Local Media division with revenue-generating business initiatives and cross-platform partnership responsibilities.  Ms. Ferman brings to HSW International a broad range of discipline experience including television, film, publishing, cable distribution, and digital and social media.  Ms. Ferman holds an MBA from Dartmouth College and a BA in Economics from University of California, Los Angeles.

On December 14, 2011, the Board appointed Bradley T. Zimmer, 32, as the Chief Operating Officer, General Counsel and Corporate Secretary, effective December 14, 2011.  Mr. Zimmer has been Executive Vice President, General Counsel and Corporate Secretary for HSW International since December 2007.  He previously served as General Counsel and Corporate Secretary of The Convex Group, an entertainment and media company, and its subsidiary HowStuffWorks, Inc. from 2003 through the companies' acquisition by Discovery Communications in December 2007.  Prior to The Convex Group, Mr. Zimmer was responsible for business strategy at Southeast Interactive Technology Funds, a venture capital firm focused on information technology and communications investments.  Mr. Zimmer holds A.B. in Public Policy and Juris Doctor degrees from Duke University.

Ms. Ferman and Mr. Zimmer have no familial relationships with any executive officer or director of HSW International.  Other than their employment by HSW International, there have been no transactions in which HSW International participated and the officers had a direct or indirect material interest involving in excess of $120,000 since January 1, 2010, the beginning of HSW International’s last completed fiscal year.  There are no arrangements or understandings between the officers and any other person or HSW International pursuant to which HSW International appointed Ms. Ferman as its Chief Executive Officer and Mr. Zimmer as its Chief Operating Officer, other than the terms of Ms. Ferman’s Letter Agreement and Mr. Zimmer’s employment arrangement prior to his appointment to Chief Operating Officer.

On December 14, 2011, Gregory M. Swayne's employment as Chief Executive Officer of HSW International was terminated.  The Company is currently negotiating the terms of  a separation agreement for Mr. Swayne.   Mr. Swayne will retain his seat on HSW International’s Board of Directors and will stand for re-election at HSW International’s 2011 annual meeting of stockholders to be held December 30, 2011.  On December 14, 2011, the Board appointed Scott Booth as the Chairman of the Board, replacing Mr. Swayne.

On December 14, 2011, Shawn G. Meredith resigned her position as Chief Financial Officer of HSW International effective December 31, 2011.  The Company is currently negotiating the terms of a separation agreement and a consulting agreement to provide accounting advice and assistance with the Company's financial reporting.

Item 9.01 — Financial Statements and Exhibits.

16.1           Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated December 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSW International, Inc.

Date: December 20, 2011	By:	/s/ Bradley T. Zimmer
Name: Bradley T. Zimmer
Title: Chief Operating Officer & General Counsel